Manulife Investment Management (US) LLC Manulife Investment Management (North America) Limited 197 Clarendon Street Boston, MA 02216 December 14, 2023

John Hancock Investment Management LLC John Hancock Variable Trust Advisers

LLC200 Berkeley Street

Boston, MA 02216

Re:	Fee Limitation Letter Agreement

With reference to each of the Subadvisory Agreements approved by the Board or entered into by and between Manulife Investment Management (US) LLC or Manulife Investment Management (North America) Limited, as applicable (the “Subadvisor”), and John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) or John Hancock Variable Trust Advisers LLC (formerly John Hancock Investment Management Services, LLC), as applicable, (the “Adviser”) on behalf of each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Subadvisor agrees to contractually waive the subadvisory fees payable to it solely with respect to John Hancock Collateral Trust (“Collateral Trust”) on that portion of each Fund’s assets that is invested in Collateral Trust for cash sweep purposes. This fee waiver shall become effective on the date stated above, and shall automatically renew for additional one year periods thereafter upon that date, unless the Fund and the Subadvisor mutually agree not to renew the waiver. For the avoidance of doubt, the subadvisory fee waiver shall only apply to the Trusts and Funds as listed in Appendix A and shall not include any trusts or funds which are not subadvised by the Subadvisor, that are invested in the Collateral Trust for cash sweep purposes.

2. This fee waiver agreement corresponds to the subadvisory fee paid by the Adviser to the Subadvisor on behalf of its management of the assets of Collateral Trust and is being entered into to avoid potential duplication of any subadvisory fees paid to the Subadvisor. The Adviser currently waives the entirety of its advisory fee for the management of Collateral Trust.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

[signature page follows]

Very truly yours,

MANULIFE INVESTMENT MANAGEMENT (US) LLC

By:	/s/ Diane Landers
Diane Landers

MANULIFE INVESTMENT MANAGEMENT (NORTH AMERICA) LIMITED

By:	/s/ Diane Landers
Diane Landers

Agreed and Accepted by:

JOHN HANCOCK INVESTMENT MANAGEMENT LLC

By:	/s/ Jay Aronowitz
Jay Aronowitz

JOHN HANCOCK VARIABLE TRUST ADVISERS LLC

By:	/s/ Jay Aronowitz
Jay Aronowitz

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

John Hancock Financial Opportunities Fund

John Hancock Income Securities Trust

John Hancock Investors Trust

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Premium Dividend Fund

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Bond Trust

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock Short Duration Bond Fund

John Hancock California Tax-Free Income Fund

John Hancock California Municipal Fund

John Hancock Current Interest

John Hancock Money Market Fund

John Hancock Exchange-Traded Fund Trust

John Hancock Corporate Bond ETF

John Hancock Dynamic Municipal Bond ETF

John Hancock Fundamental All Cap Core ETF

John Hancock International High Dividend ETF

John Hancock Mortgage-Back Securities ETF

John Hancock Preferred Income ETF

John Hancock U.S. High Dividend ETF

John Hancock Funds II

JHF II Emerging Markets Debt Fund

JHF II Fundamental All Cap Core Fund

JHF II Fundamental Global Franchise Fund

JHF II Global Equity Fund

JHF II International Strategic Equity Allocation Fund

JHF II Strategic Income Opportunities Fund

JHF II U.S. Sector Rotation Fund (f/k/a JHF II U.S. Strategic Equity Allocation Fund)

JHF II Alternative Asset Allocation Fund

JHF II Multi-Asset High Income Fund

JHF II 2010 Lifetime Blend Portfolio (formerly, Multi-Index 2010 Lifetime Portfolio)

JHF II 2015 Lifetime Blend Portfolio (formerly, Multi-Index 2015 Lifetime Portfolio)

JHF II 2020 Lifetime Blend Portfolio (formerly, Multi-Index 2020 Lifetime Portfolio)

JHF II 2025 Lifetime Blend Portfolio (formerly, Multi-Index 2025 Lifetime Portfolio)

JHF II 2030 Lifetime Blend Portfolio (formerly, Multi-Index 2030 Lifetime Portfolio)

JHF II 2035 Lifetime Blend Portfolio (formerly, Multi-Index 2035 Lifetime Portfolio)

JHF II 2040 Lifetime Blend Portfolio (formerly, Multi-Index 2040 Lifetime Portfolio)

JHF II 2045 Lifetime Blend Portfolio (formerly, Multi-Index 2045 Lifetime Portfolio)

JHF II 2050 Lifetime Blend Portfolio (formerly, Multi-Index 2050 Lifetime Portfolio)

JHF II 2055 Lifetime Blend Portfolio (formerly, Multi-Index 2055 Lifetime Portfolio)

JHF II 2060 Lifetime Blend Portfolio (formerly, Multi-Index 2060 Lifetime Portfolio)

JHF II 2065 Lifetime Blend Portfolio (formerly, Multi-Index 2065 Lifetime Portfolio)

JHF II Lifestyle Blend Aggressive Portfolio (formerly, Multi-Index Lifestyle Aggressive Portfolio)

JHF II Lifestyle Blend Balanced Portfolio (formerly, Multi-Index Lifestyle Balanced Portfolio)

JHF II Lifestyle Blend Conservative Portfolio (formerly, Multi-Index Lifestyle Conservative Portfolio)

JHF II Lifestyle Blend Growth Portfolio (formerly, Multi-Index Lifestyle Growth Portfolio)

JHF II Lifestyle Blend Moderate Portfolio (formerly, Multi-Index Lifestyle Moderate Portfolio)

JHF II Multimanager 2010 Lifetime Portfolio

JHF II Multimanager 2015 Lifetime Portfolio

JHF II Multimanager 2020 Lifetime Portfolio

JHF II Multimanager 2025 Lifetime Portfolio

JHF II Multimanager 2030 Lifetime Portfolio

JHF II Multimanager 2035 Lifetime Portfolio

JHF II Multimanager 2040 Lifetime Portfolio

JHF II Multimanager 2045 Lifetime Portfolio

JHF II Multimanager 2050 Lifetime Portfolio

JHF II Multimanager 2055 Lifetime Portfolio

JHF II Multimanager 2060 Lifetime Portfolio

JHF II Multimanager 2065 Lifetime Portfolio

JHF II Multimanager Lifestyle Aggressive Portfolio

JHF II Multimanager Lifestyle Balanced Portfolio

JHF II Multimanager Lifestyle Conservative Portfolio

JHF II Multimanager Lifestyle Growth Portfolio

JHF II Multimanager Lifestyle Moderate Portfolio

John Hancock Investment Trust

John Hancock Balanced Fund

John Hancock Diversified Real Assets Fund

John Hancock Emerging Markets Equity Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Fundamental Equity Income Fund

John Hancock Global Climate Action Fund

John Hancock Small Cap Core Fund

John Hancock Investment Trust II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Municipal Securities Trust

John Hancock High Yield Municipal Bond Fund

John Hancock Municipal Opportunities (f/k/a JHF John Hancock Tax-Free Bond Fund)

John Hancock Short Duration Municipal Opportunities Fund

John Hancock Sovereign Bond

John Hancock Bond Fund

John Hancock Strategic Series

John Hancock Income Fund

John Hancock Managed Account Shares Bond Completion Portfolio

John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Non-Investment-Grade Municipal Bond Portfolio

John Hancock Managed Account Shares Securitized Debt Portfolio

John Hancock Variable Insurance Trust

JHVIT 500 Index Trust

JHVIT Active Bond Trust

JHVIT Core Bond Trust

JHVIT Financial Industries Trust

JHVIT Fundamental All Cap Core Trust

JHVIT Fundamental Large Cap Value Trust

JHVIT Global Equity Trust (f/k/a JHVIT Mutual Shares Trust)

JHVIT Mid Cap Index Trust

JHVIT Money Market Trust

JHVIT Select Bond Trust

JHVIT Short Term Government Income Trust

JHVIT Small Cap Index Trust

JHVIT Strategic Equity Allocation Trust

JHVIT Strategic Income Opportunities Trust

JHVIT Total Stock Market Index Trust

JHVIT Total Bond Market Trust (f/k/a JHVIT Total Bond Market Trust B)

JHVIT Ultra Short-Term Bond Trust

JHVIT Lifestyle Aggressive Portfolio

JHVIT Lifestyle Balanced Portfolio

JHVIT Lifestyle Conservative Portfolio

JHVIT Lifestyle Growth Portfolio

JHVIT Lifestyle Moderate Portfolio

JHVIT Managed Volatility Aggressive Portfolio

JHVIT Managed Volatility Balanced Portfolio

JHVIT Managed Volatility Conservative Portfolio

JHVIT Managed Volatility Growth Portfolio

JHVIT Managed Volatility Moderate Portfolio